Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002
Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Gerardo I. Lopez, President and Chief Executive Officer, and Jonathan S. Halkyard, Chief Financial Officer of Extended Stay America, Inc., each certifies with respect to the quarterly report of Extended Stay America, Inc. on Form 10-Q for the quarterly period ended March 31, 2017 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Extended Stay America, Inc.

April 27, 2017	/s/ Gerardo I. Lopez
Gerardo I. Lopez
President and Chief Executive Officer

April 27, 2017	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer